UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2019

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On November 15, 2019, Rave Restaurant Group, Inc. (the “Company”) terminated the employment of its President, Robert W. Bafundo.

(c)     On November 9, 2019, the Company appointed Michael F. Burns, Jr., age 42, as its Chief Operating Officer.  Previously, Mr. Burns had since 2017 served as Vice President of Operations for Pei Wei Asian Diner, LLC, a fast-casual restaurant chain featuring Asian-inspired dishes.  From 2005 to 2017, he was employed by Bojangles’ Restaurants, Inc., a fast food restaurant chain featuring Southern recipes, where he began as a Unit Director (2005-2007), before being successively promoted to Area Director (2007-2009), Director of Operations Support (2009-2013), and Regional Vice President (2013-2017). Mr. Burns has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Burns has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company has entered into an employment letter agreement with Mr. Burns (the “Agreement”) confirming his employment as Chief Operating Officer of the Company.  The Agreement provides for at-will employment at a starting annual base salary of $225,000.  The Agreement also provides for a discretionary annual cash bonus targeted at 50% of base salary and participation in the Company’s 2015 Long Term Incentive Plan through the grant of restricted stock units targeted at 15% of base salary.  Restricted stock units represent the right to receive shares of common stock upon satisfaction of vesting requirements and performance conditions over a period of three fiscal years.  Mr. Burns will also be entitled to other typical benefits generally available to senior executives of the Company.  The Agreement also contains non-disclosure, non-solicitation and other common employment covenants.

The foregoing description of the Agreement is qualified in its entirety by reference to the employment letter agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 8.01	Other Events

The Company has issued a press release announcing strategic leadership changes and new talent acquisition, a copy of which is attached as an exhibit hereto.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter agreement signed November 9, 2019, between Rave Restaurant Group, Inc. and Mike Burns.

99.1	Rave Restaurant Group, Inc. press release dated November 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: November 15, 2019	By:	/s/ Brandon Solano
Brandon Solano, Chief Executive Officer
(principal executive officer)